UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2021
Date of Report (Date of earliest event reported)

PETROTEQ ENERGY INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55991	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15315 W. Magnolia Blvd., Suite 120 Sherman Oaks, California	91403
(Address of principal executive offices)	(Zip Code)

(800) 979-1897
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2021, Mr. Mark Korb resigned as the Chief Financial Officer of Petroteq Energy Corp. (the "Company"), and the Board of Directors appointed Mr. Ron Cook to replace him.

As a result, the Company's current directors and officers are as follows:

Name	Age	Position
Dr. Gerald Bailey	80	Chairman, Interim Chief Executive Officer and Director
Mr. Robert Dennewald	67	Director
Mr. James Fuller	81	Director
Dr. Vladimir Podlipskiy	58	Chief Technology Officer and Director
Mr. Ron Cook	51	Chief Financial Officer
Mr. George Stapleton	68	Chief Operating Officer

Mr. Cook will serve as Chief Financial Officer at the pleasure of the Company's Board of Directors.

Mr. Cook is a Certified Public Accountant (CPA) with:

  Twenty-one years of experience at CPA firms specializing in tax consulting and compliance, accounting statement preparation and all aspects of business consulting; and
  Six years of experience in financial management in the hospitality technology and school construction management industries, as both a Controller and Vice President of Finance.

Concurrently while serving as the Company's Chief Financial Officer, Mr. Cook will continue to work at BNG Accountancy Corporation, a Los Angeles, California based accounting and business management firm specializing in strategic advisory services, including tax consulting and compliance, accounting statement preparation, due diligence assistance, arbitration support, foreign bank account tracing and analysis, and general business consulting.  He has been with BNG Accountancy Corporation continuously since 2008, after serving as Vice President - Finance at SGI Construction Management of Pasadena, California, between 2005 and 2008.  His experience includes past employment as a CPA at Deloitte and Touche, LLP (1996-1999) and Arthur Andersen LLP (1994-1996).

Mr. Cook is a graduate of California State University, Northridge, where he earned a Bachelor of Science degree in 1995, and is admitted as a CPA in the State of California.

No family relationship exists between Mr. Cook and: (a) any director of the Company; or (b) any other executive officer of the Company.  In addition, there has been no transaction since the beginning of Petroteq's last fiscal year, and there is no currently proposed transaction, involving an amount in excess of $120,000, in which Petroteq was or is to be a participant and in which Mr. Cook had or will have a direct or indirect material interest.

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure.

On November 8, 2021, the Company disseminated a news release announcing the filing and mailing of a Directors' Circular in response to the unsolicited takeover bid (tender offer) by Viston United Swiss AG, and the appointment of Ron Cook as the Company's new Chief Financial Officer.  A copy of the news release is furnished herewith as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	News Release dated November 8, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROTEQ ENERGY INC.
DATE: November 8, 2020	By: /s/ R. G. Bailey Dr. R. Gerald Bailey Chairman and Chief Executive Officer